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                            SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549


                          FORM 8-K


         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report      December 12, 1995


            PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
       (Exact name of registrant as specified in its charter)


    New Jersey      1-9120                 22-2625848
(State or other       (Commission           (I.R.S. Employer
jurisdiction of       File Number)         Identification No.)
incorporation)


80 Park Plaza, P. O. Box 1171
     Newark, New Jersey                          07101-1171
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: 201-430-7000


         PUBLIC SERVICE ELECTRIC AND GAS COMPANY
    (Exact name of registrant as specified in its charter)


New Jersey             1-973                   22-1212800
(State or other      Commission             (I.R.S. Employer
jurisdiction of     File Number)          Identification No.)
incorporation)


80 Park Plaza, P. O. Box 570
     Newark, New Jersey                          07101-0570
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  201-430-7000



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Item 5.   Other Events.
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    The following information updates certain matters
previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Report on Form 10-K for 1994 and Part II of the Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (Enterprise).

Nuclear Operations
------------------

    As previously reported, Salem Unit 1 and Unit 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively. PSE&G subsequently informed the Nuclear Regulatory Commission
(NRC) of its determination to keep the Salem Units shut down pending review and resolution of certain equipment and management issues, and NRC agreement that each unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G.

    PSE&G, as previously reported, has been engaged in a thorough assessment of Salem to identify the scope of work necessary to achieve safe, sustained and reliable operation. PSE&G has stated that it will keep the units off line until it is satisfied that they are ready to return to service and operate reliably over the long term.

    PSE&G has completed its rigorous examination of Unit 1 and Unit 2. On December 11, 1995, PSE&G presented its restart plan for both Salem units to the NRC at a public meeting. Based upon this assessment, Salem Unit 1, as previously disclosed, continues to be scheduled to return to service in the second quarter of 1996. Unit 2 is now scheduled to return in the third quarter of 1996. As previously disclosed, during these outages Salem Unit 1 will undergo a previously scheduled refueling outage and Salem Unit 2 will undergo a partial refueling which will eliminate a full refueling outage for Unit 2 originally scheduled for 1996.

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Nuclear Operations
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    As previously reported, PSE&G estimates that its share of
additional 1995 operating and maintenance expenses associated with Salem restart activities will amount to approximately $22 million, or a total of $111 million as PSE&G's share of Salem operating and maintenance expenses for the year. PSE&G now estimates that its share of additional 1996 operating and maintenance expenses associated with Salem restart activities will be approximately $22 million, while incremental capital costs are expected to amount to $7 million. However, PSE&G does not presently expect its total 1996 operating and maintenance expenses to exceed those of 1995.

    In addition to the Salem units, PSE&G also owns a 95% interest in, and operates, the Hope Creek Generating Station and a 42.49% interest in the Peach Bottom Atomic Power Station, Units 2 and 3, respectively, which are operated by Philadelphia Electric Company. Hope Creek is currently undergoing a refueling and maintenance outage which commenced November 11, 1995. Hope Creek is presently scheduled to return to service in early February 1996.

    Replacement power costs incurred while the units are out of service are expected to be approximately $5 million per month, per unit for Salem and approximately $10 million per month for Hope Creek. PSE&G currently anticipates that the 1995 aggregate capacity factor of its five nuclear units will range from 62% to 63%, below the 65% minimum annual standard established by the BPU, resulting in a penalty ranging from $3 million to $4 million. PSE&G presently estimates that its 1996 aggregate capacity factor for such units will exceed the 65% minimum annual standard.

New Matter
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Energy Development Corporation (EDC)

    On December 6, 1995, Enterprise announced that it will pursue the divestiture of EDC, its non-utility oil and gas exploration and development business based in Houston, Texas. Enterprise anticipates that it will divest EDC in a public or private transaction during 1996. The decision stems from Enterprise's belief that EDC is not fully recognized in the value of its Common Stock and that, with the advent of the energy futures market, it is not necessary for it to own large volumes of oil and gas. EDC has operations encompassing about
4.9 million net acres in 13 states, offshore in the Gulf of Mexico, and both onshore and offshore in the United Kingdom, Argentina, Senegal, Tunisia and China. At November 30, 1995, EDC had approximately 900 billion cubic feet equivalent of proved reserves, of which approximately 67% are natural gas.

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                                   SIGNATURE
                                   ---------

    Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

              PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                              (Registrant)

                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                              (Registrant)


             By                 R. EDWIN SELOVER
         ---------------------------------------
                            R. Edwin Selover
                    Vice President and General Counsel
               Public Service Enterprise Group Incorporated
                Senior Vice President and General Counsel
                 Public Service Electric and Gas Company



Date: December 12, 1995